United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2018
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement.

On November 7, 2018, IsoRay, Inc. (the “Company”) entered into an Amendment and Termination of Share Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A. (the “Rights Agent”), which amended that certain Share Rights Agreement (the “Rights Agreement”), dated as of February 1, 2007, as amended, by and between the Company and the Rights Agent. The Amendment accelerates the expiration date of the Rights Agreement to November 7, 2018, such that, as of 5:00 p.m. Richland, Washington time on November 7, 2018, the Series C Junior Participating Preferred Shares purchase rights (the “Rights”) will expire and no longer be outstanding and the Rights Agreement will terminate and be of no further force or effect.

The adoption of the Rights Agreement and summary of the material terms thereof were disclosed in the Company’s Current Report on Form 8-K filed on February 7, 2007, which summary is qualified in its entirety by reference to the full text of the Rights Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02.      Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

4.1	Amendment and Termination of Rights Agreement, dated November 7, 2018, by and between IsoRay, Inc. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2018

IsoRay, Inc., a Minnesota corporation

By: /s/ Lori A. Woods

            Lori A. Woods, Interim CEO